10


           HEWLETT-PACKARD COMPANY AND SUBSIDIARIES


                         EXHIBIT INDEX
                         -------------



Exhibits:

   1.      Not applicable.

   2.      None.

   3.      Not applicable.

   4.      None.

   5-9.    Not applicable.

   10-11.  None.

   12-14.  Not applicable.

   15.     None.

   16-17.  Not applicable.

   18-19.  None.

   20-21.  Not applicable.

   22-24.  None.

   25-26.  Not applicable.

   27.     None.

   28.     Not applicable.

   99.     None.

                                   11